EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 24, 2017 relating to the financial statements, financial statements schedule and the effectiveness of internal control over financial reporting, which appears in the 2017 Annual Report to Shareholders, which is incorporated by reference in Adtalem Global Education’s Annual Report on Form 10-K for the year ended June 30, 2017.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 3, 2018